Exhibit 107

FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Newsmax Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (8)
Equity	Class B Common Stock, par value $0.001 per share	Rule 457(h)	757,156	(2)	$4.97	(5)	$3,763,065.32	0.00015310	$576.13
Equity	Class B Common Stock, par value $0.001 per share	Rule 457(h)	3,364,500	(3)	$10.00	(6)	$33,645,000.00	0.00015310	$5,151.05
Equity	Class B Common Stock, par value $0.001 per share	Rule 457(c) and (h)	33,307,796	(4)	$48.76	(7)	$1,624,088,132.96	0.00015310	$248,647.89
Total Offering Amounts							$1,661,496,198.28		$254,375.07
Total Fee Offsets									-
Net Fee Due									$254,375.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Class B common stock of the Registrant, par value $0.001 per share (“Common Stock”), that may be issued to adjust the number of shares issued pursuant to the Newsmax, Inc. Equity Incentive Plan (the “Legacy Plan”) and the Newsmax Inc. 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Represents 757,156 shares of Common Stock underlying stock option awards previously granted and outstanding under the Legacy Plan and not previously registered by the registrant.

(3)	Represents 3,364,500 shares of Common Stock underlying stock option awards previously granted and outstanding under the 2025 Plan and not previously registered by the registrant.

(4)	Represents 3,135,500 shares of Common Stock reserved for future issuance under the 2025 Plan, plus 30,172,296 shares of Common Stock, which represents an estimated number of shares that may become reserved for future issuance under the 2025 Plan pursuant to an annual “evergreen” increase provision contained in Section 4(a) of the 2025 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2025 Plan will automatically increase on January 1 of each year for a period of up to ten years, beginning on January 1, 2026 and continuing through January 1, 2035, by the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (which includes shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of Common Stock, including without limitation, preferred stock, warrants and employee options to purchase any shares of Common Stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of Common Stock as determined by the Company’s board of directors.

(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely on the basis of the weighted-average exercise prices of stock option awards outstanding under the Legacy Plan as of the date of this Registration Statement.

(6)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely on the basis of the weighted-average exercise prices of stock option awards outstanding under the 2025 Plan as of the date of this Registration Statement.

(7)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrants Common Stock as reported on the New York Stock Exchange on March 31, 2025, which date is within five business days prior to the filing of this Registration Statement.

(8)	Calculated pursuant to Rule 457 of the Securities Act, solely for purposes of calculating the registration fee.